STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of August , 1998, by and between George Crouse (the "Buyer") and TJS Partners, L.P. (the "Seller").

         Background. The Buyer desires to purchase, and the Seller desires to sell, all of the shares of common stock, par value $.01 per share of TransFinancial Holdings, Inc., a Delaware corporation ("TFH") held by the Seller at the time of the closing of this Agreement (the "Shares"). The parties desire that the transaction be accomplished as stated herein, in accordance with their respective representations, warranties, and agreements, subject to the conditions contained herein.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the covenants, representations, warranties, and agreements herein contained, and for other good and valuable consideration, the parties agree as follows:

         1. Purchase and Sale. Subject to the terms and conditions of this Agreement, the Buyer hereby agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, free and clear of adverse claims, the Shares.

         2. Purchase Price. The purchase price of the Shares shall be $9.125 per share sold to Buyer, and shall be payable in the form of a non-negotiable, non-recourse, non-interest bearing note of Buyer due October 1, 1998, secured solely by (i) Note A-2, a non-interest bearing promissory note of TFH due September 30, 1998, under the TFH Agreement (as defined in Section 8), and (ii) the treasury shares of TFH securing Buyer=s interest in Note A-2, both of which shall be held in escrow pursuant to a separate escrow agreement between Seller and George Crouse. Such note of Buyer and security agreement shall be substantially in the form of Exhibit A to this Agreement (the "Note A and Security Agreement").

         3. Expenses. At Closing (as defined in Section 4), Buyer shall deliver to Seller a non-negotiable, non-recourse, non-interest bearing note of Buyer due August 17, 1998, in the amount of $200,000, secured solely by (i) Buyer=s right to receive cash at the closing of the TFH Agreement, and (ii) the treasury shares of TFH securing Buyer=s interest in Note A-2 (as such Note A-2 is described in Section 2 hereto), such shares to be held in escrow (as described in Section 2 hereto). Such note of Buyer and security agreement shall be substantially in the form of Exhibit B to this Agreement (the ANote B and Security Agreement@). The $200,000 due under Note B and Security Agreement shall be paid pursuant to the wiring instructions substantially in the form of Exhibit C.





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         4.  Closing.  The  closing  of the  transactions  contemplated  by this
Agreement shall occur contemporaneously with the execution and delivery of this Agreement at the offices of Hillix, Brewer, Hoffhaus, Whittaker, and Wright, L.L.C., Kansas City, Missouri, at 10:00 a.m. on August 14, 1998, or at such other time and place as the parties mutually agree (the "Closing"). At Closing, against receipt of the Note A and Security Agreement and the Note B and Security Agreement, the Seller shall deliver to the Buyer certificates representing the Shares, duly endorsed or accompanied by stock powers executed in blank (in either case with medallion signature guarantees). At Closing, against receipt of such stock certificates (and stock powers, if applicable) representing the Shares, the Buyer shall deliver the Note A and Security Agreement and the Note B and Security Agreement.

         5. Representations and Warranties of Buyer. Buyer represents and warrants to the Seller that Buyer has full right, power, and authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated hereby and that it has provided Seller a true and correct copy of the TFH Agreement. In addition, the execution and delivery of this Agreement by the Buyer does not, and the performance of this Agreement by the Buyer will not (i) violate or conflict with any existing law or any judgment which is applicable to the Buyer, or (ii) conflict with, result in a breach of, constitute a default under, result in acceleration of, create in any person the right to accelerate, terminate, modify, or cancel, or require any notice under any contract to which the Buyer is a party or by which he is otherwise bound. Finally, this Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

         6. Representations and Warranties of the Seller. The Seller represents and warrants to Buyer that Seller will transfer to Buyer valid and marketable title to the Shares free and clear of all liens, claims, and encumbrances of any kind or character. In addition, Seller has the full right, power, and authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated hereby and that the execution and delivery of this Agreement by Seller does not, and the performance of this Agreement by Seller will not (i) violate or conflict with any existing law or any judgment that is applicable to Seller, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any person the right to accelerate, terminate, modify, or cancel, or require any notice under the limited partnership agreement, or other charter documents, or any securities of Seller or its general partner or any contract to which Seller or its general partner is a party or by which it is otherwise bound. Finally, this Agreement has been duly executed and delivered by the Seller and constitutes its legal, valid, and binding obligation, enforceable in accordance with its terms.

         7. Covenants. The Seller and the Buyer shall not trade in TFH stock or otherwise use for themselves or others their knowledge of the terms of this Agreement or the TFH Agreement until forty-eight (48) hours after the public announcement by TFH of the existence and terms of the TFH Agreement or the consummation of the transactions contemplated by such agreement. From the date first above written until the closing of the TFH Agreement, the parties agree not to pledge, hypothecate, or grant any security interest in or enter into any agreement, or execute any proxy or written stockholder's consent with respect to any shares of TFH stock now or hereafter owned, unless such action is approved in writing by TFH.


         8. Condition Subsequent to the Enforcement of this Agreement. It is contemplated that contemporaneously with Closing, Buyer shall close a stock purchase agreement with TFH (the "TFH Agreement") whereby Buyer shall sell, and TFH shall purchase, all shares of TFH owned by Buyer, including, but not limited to, the Shares. The contemporaneous closing of the TFH Agreement is a condition subsequent to the enforcement of this Agreement. If the TFH Agreement fails to close on or before the second business day following the Closing, Note A and Security Agreement, and Note B and Security Agreement may be voided by either party by written notice to the other party within 24 hours following the close of business on such second business day. If this Agreement is voided pursuant to this Section 8, the parties shall reverse the transfer of the closing deliveries that occurred at Closing.

         9. Costs and Expenses; Fees. Each party shall be solely responsible for and bear all of its own respective expenses incurred at any time in connection with pursuing or consummating this Agreement and the transactions contemplated by this Agreement, including, but not limited to, fees and expenses of legal counsel, accountants, and other facilitators and advisors.

         10. Survival of Representations, Warranties, Covenants, and Agreements. The covenants, agreements, representations, and warranties of the Buyer and Seller contained in this Agreement or in any document delivered or in connection herewith shall survive the Closing.

         11. Complete Agreement, etc. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto.

         12. Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

         13. Cooperation. Subject to the terms and conditions herein provided, the parties hereto shall use their best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments, and to do, or cause to be done, all things necessary, proper, or advisable under the provisions of this Agreement and under applicable law, to consummate and make effective the transactions contemplated by this Agreement.

         14. Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.


         15. Confidentiality. The parties shall keep the existence and terms of this Agreement confidential until the closing of the TFH Agreement or the earlier written consent of TFH. The parties agree that no public filings with the Securities and Exchange Commission or any other governmental agency shall be made prior to the close of business on the day of Closing.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written.

SELLER:

TJS Partners, L.P.

/s/ T.J. Salvatore
_____________________________
T. J. Salvatore
Its: Managing General Partner


BUYER:

/s/  George Crouse
_____________________________
George Crouse (By Earl H. Scudder, Jr., his
attorney-in-fact)

                                    EXHIBIT A


                      Form of Note A and Security Agreement

$________________                                          Kansas City, Missouri
                                                               August     , 1998

         For value received, the undersigned, George Crouse (AMaker@), agrees to pay to TJS Partners, L.P. (APayee@) an amount equal to $9.125 multiplied by the number of shares of TransFinancial Holdings, Inc. (TFH) common stock tendered to Maker by Payee on the date hereof. This amount shall be paid on or before October 1, 1998, solely from the proceeds of the non-interest bearing promissory note of TFH due September 30, 1998 under the Stock Purchase Agreement between Maker and TFH dated August , 1998 for such number of shares (ANote A-2@). This amount shall be paid pursuant to Seller=s instructions, and shall not bear interest.

         The amount payable  hereunder shall be secured by (i) the Note A-2, and
(ii) the treasury shares of TFH securing Buyer=s interest in Note A-2, both of which shall be held in escrow pursuant to a separate escrow agreement between Payee and George Crouse, and in both of which Maker hereby grants Payee a security interest. Payee shall have absolutely no recourse against Maker other than to foreclose against such security interest.

         This Note is subject to the condition subsequent contained in Section 8 of the Stock Purchase Agreement between Maker and Payee dated August , 1998 and may be voidable upon the failure of certain conditions.




                                                             ________________
                                                             George Crouse

                                    EXHIBIT B


                      Form of Note B and Security Agreement

$200,000                                                   Kansas City, Missouri
                                                               August     , 1998

         For value received, the undersigned, George Crouse (AMaker@), agrees to pay to TJS Partners, L.P. (APayee@) TWO HUNDRED THOUSAND DOLLARS ($200,000.00) of the expense reimbursement under Section 3 of the Stock Purchase Agreement between Maker and TransFinancial Holdings, Inc. (ATFH@) dated August , 1998 (the ATFH Agreement@). This amount shall be paid on or before August 17, 1998, solely from the proceeds received by Maker (if any) under the TFH Agreement, pursuant to Seller=s instructions, and shall not bear interest.

         The amount payable hereunder shall be secured solely by (i) Buyer=s right to receive cash at the closing of the TFH Agreement, and (ii) the treasury shares of TFH securing Buyer=s interest in Note A-2 (as such Note A-2 is described in Section 2 of the Stock Purchase Agreement between Maker and Payee dated August , 1998 (the AAgreement@)), such shares to be held in escrow (as described in Section 2 of the Agreement), in both of which Maker hereby grants Payee a security interest. Payee shall have absolutely no recourse against Maker other than to foreclose against such security interest.

         This note is subject to the condition subsequent contained in Section 8 of the Stock Purchase Agreement between Maker and Payee dated August , 1998 and may be voidable upon the failure of certain conditions.






                                                             ________________
                                                             George Crouse

                                    EXHIBIT C


                           Form of Wiring Instructions

                                                              August, 14, 1998

VIA FACSIMILE  (402) 435-4239
Earl H. Scudder Jr.
President
Scudder Law Firm, P.C.

Dear Mr. Scudder:

         In regards the THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000) cash to be paid to those members of the Crouse family whose names are herein presented (the ACrouses@) under the Stock Purchase Agreement between TransFinancial Holdings, Inc. (ATFH@) and the Crouses dated August , 1998, please be advised that such payment will be wired by TFH pursuant to, and Scudder Law Firm will act according to, the following instructions:

         TFH  will  wire  the  sum  of  THREE  HUNDRED  FIFTY  THOUSAND  DOLLARS
         ($350,000.00) to Scudder Law Firm=s Lawyer Trust Account (account number: 6003275) at Union Bank & Trust Company (ABA number: 104910795) in care of the Crouses.

         Scudder Law Firm will retain ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00) for the benefit of the Crouses and will wire the remaining TWO HUNDRED THOUSAND DOLLARS ($200,000.00) to Chase Manhattan Bank (ABA number 021 00 021) for the account of Ernst & Company (Account number 140-080-524) for further credit to TJS Partners, L.P. (Account number 560-02626).

         These instructions are for the Crouses= benefit and the benefit of TJS Partners, L.P. and they are irrevocable until the $200,000 is wired to the account of TJS Partners, L.P.

         If you have any questions, please contact me.

                                       Sincerely,


                                       Mark A. Scudder,
                                       Attorney-in-fact for: Larry Crouse;
                                       George Crouse; Kenneth Crouse;
                                       Renee Crouse Butler; Heather Watt;
                                       Matthew Crouse;  Shannon Crouse;
                                       Chris Crouse; Julie Daniel Crouse;
                                       Jeffrey Crouse; Jean Crouse Watt